Exhibit 99.2

DFAST Company-Run Stress Test Required Disclosures

Fifth Third Bancorp (“Fifth Third” or “the Bancorp”) hereunder is disclosing results from its company-run stress test as required by the Dodd-Frank Act stress testing (or “DFAST”) rules (12 CFR part 252). The Dodd-Frank Act stress testing rules require that covered companies disclose certain results from its company-run stress test under the supervisory severely adverse scenario including: a description of the types of risk included in the stress test, a general description of methodologies used in the stress test, estimates of certain financial results and pro forma capital ratios, and an explanation of the most significant causes of the changes in regulatory capital ratios.

It is important to note that the results provided in this disclosure are DFAST-based results and do not include Fifth Third’s submitted baseline scenario capital actions (“planned capital actions”). Therefore, the capital ratios that result are not those submitted to the Federal Reserve (FRB) under the Comprehensive Capital Analysis and Review (CCAR) process for the supervisory severely adverse scenario. The capital actions used in this disclosure (“prescribed capital actions”) were instead prescribed by the FRB for use in DFAST disclosures (as described further below). Additionally, the results in this disclosure differ from those estimated by the FRB. Fifth Third is unable to explain the basis for any variances between its estimates and those of the FRB. The FRB’s estimates are provided on a highly aggregated and cumulative basis, and the methodologies and models used to produce the estimates are not disclosed to Fifth Third.

The results in this disclosure represent estimates of Fifth Third’s results from 4Q12 through 4Q14 (the “planning horizon”) under the hypothetical supervisory severely adverse scenario, a scenario that the FRB has indicated it considers to be highly unlikely to occur. These estimates do not represent forecasts of expected results. The economic assumptions used to arrive at these results were provided by the FRB and involve an economic outcome that is more adverse than expected. The stress test was performed at a point in time using the prescribed assumptions. Results were not adjusted to take into account the differences in the actual macroeconomic environment in the fourth quarter of 2012 or first quarter of 2013, or between projected and actual performance by Fifth Third for these quarters. Fifth Third does not expect to update the results of this scenario in the future.

Risks

Fifth Third’s stress testing process is designed to be comprehensive and addresses estimation of results under various macroeconomic scenarios, including revenue, expenses, credit losses, taxes and estimated changes to its balance sheet, including reserves and capital. The need for capital arises from the aggregate level of all risks including credit, market, legal, compliance, operational, reputational, liquidity and strategic risks, which are described below:

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Credit risk is the risk of loss resulting from the failure of a borrower or counterparty to honor its financial or contractual obligations to the Bancorp. Credit risk arises in Fifth Third’s lending operations, and in its funding, investment and trading activities where counterparties have repayment of principal and interest or other obligations to the Bancorp.

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Market risk is the day-to-day potential for the value of a financial instrument to increase or decrease due to movements in market factors. Market risk includes risks resulting from movements in interest rates, foreign exchange rates, equity prices and commodity prices.

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Legal risk is the risk of regulatory fines, penalties and restrictions; litigation; failure to achieve desired benefits of business pursuits and loss of business due to harm or loss related to contractual agreements, legal representation, legal uncertainty and/or non-compliance with applicable laws, regulations and guidelines and accepted business norms.

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Regulatory compliance risk is the risk of reputation, litigation, regulatory fines and penalties, and loss of customers due to harm caused by not interpreting correctly and/or not effectively implementing requirements from Federal and state statutes, laws, regulations and guidelines.

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Operational risk is the risk of loss from inadequate or failed internal processes, people or systems, or from external events. Operational risk includes such items as failure or disruption in IT systems, errors and omissions in processes, and external and internal fraud.

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Reputation risk is the risk that negative publicity regarding the Bancorp’s and its employees’ conduct, business practices or associations, whether true or not, will adversely affect its revenues, operations, customer base or share price, or require costly litigation or other defensive measures.

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Liquidity risk is the risk that the bank is unable to fund increases in assets, and/or liquidate assets at fair market values when required to satisfy debt, deposit or other obligations as they come due. Diversification and deeper access to retail, commercial, and wholesale sources of liquidity are fundamental parts of the Bancorp’s liquidity management strategy.

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Strategic risk is the risk to the Bancorp of action or inaction related to strategic risk factors. These factors include negative effects from business planning or decisions, environmental changes, competitive dynamics, or the management of its resources and activities.

Stress testing is intended to capture a variety of potential unfavorable scenarios that are applied across business areas, risk types, and risk events and is utilized to demonstrate that the Bancorp would be expected to be able to maintain capital adequacy under stressed conditions.

Fifth Third uses both quantitative and qualitative methodologies for assessing risks, including economic capital modeling. The Bancorp incorporates firm-specific risks, including geographic considerations and new business initiatives, in its stress test results. Metropolitan Statistical Area (MSA) and state-level macroeconomic data is incorporated into certain asset quality projections, and differences in expected geographic economic trends are embedded in forecasts of business unit and geographic affiliate results.

Fifth Third’s Board of Directors is responsible for setting the risk appetite of the Bancorp; for ensuring that its available financial resources and operating risk capacity are sufficient to cover all risk exposures under normal and stressed conditions; for reviewing and challenging management’s methodologies that are utilized to measure, monitor and manage risk exposures and capital needs; for approving all policies that govern the capital management process at the Bancorp; and for approving management’s capital plans and recommendations, including dividend payments, buybacks and redemptions.

Methodologies

Fifth Third employs various methodologies in its stress tests for balance sheet, income statement, and capital projections. For supervisory scenarios, macroeconomic variables are provided by the FRB. For variables used in Fifth Third’s stress testing that are not provided by the FRB, they are projected by developing statistical relationships with variables provided by the FRB or are obtained by third-party vendors that provide macroeconomic forecasts that are consistent with the FRB scenarios. In general, Fifth Third utilizes various modeling techniques in developing its stress test estimates, including regression-based modeling, business analytics, or other objective, quantitative forecasting methodologies. Fifth Third also incorporates expert management judgment in its stress test estimates in situations where modeled output may be inconsistent with plausible results due to changes in the business environment, changes in the business profile relative to historical results, etc. Fifth Third’s methodologies include back testing and sensitivity analysis to ensure its estimated results are reasonable.

The following describes methodologies used to estimate certain captions.

Losses: Commercial net charge-off estimates are generated using a loan-level methodology that employs credit migration of borrower ratings, probability of default, loss severity and exposure at default models that are calibrated to Fifth Third’s own loss experience. The models are tailored to various portfolio segments and utilize a variety of correlated macro-economic variables that are applied to macroeconomic scenarios to project commercial credit losses.

Consumer net charge-off estimates are derived utilizing expected loss models. Expected loss projections are calculated using probability of default, exposure at default, and loss given default models derived at the loan level. The probability of default is generally modeled to estimate the likelihood that a loan will enter the default state during a given period. Loss given default is typically defined as a percentage of the exposure at default which varies by loan type. The models incorporate statistically predictive portfolio segments and their characteristics (e.g., Fifth Third issues credit cards primarily to its banking customers which positively influences historical and expected credit performance). In order to generate expected loss estimates for each scenario, statistically significant macroeconomic variables, such as unemployment rates, home price indices, etc. are utilized under the hypothetical assumptions for macroeconomic scenarios.

Operational losses are estimated in two different categories (fraud losses and non-fraud losses) using regression-based modeling against the macroeconomic variables with the highest predictive power. Operational losses include potential litigation-related losses and settlement expenses. Representations and warranty losses related to mortgage repurchases, including loans sold with recourse, are estimated based on relevant macroeconomic factors.

Revenues and Expenses: Fifth Third utilizes various methods in developing stress projections for noninterest income line items, including regression-based modeling and objective, quantitative business analytics modeling such as run rate and trend analysis. The majority of noninterest income and noninterest expense line items use regression-based modeling or other objective, quantitative forecasting methodologies. Business analytics are employed for line items where statistically-based models lack adequate predictive power.

For net interest income projections, the supervisory macroeconomic assumptions provided to the bank holding companies (BHCs) included rate forecasts for two term points (3-month T-bills and 10-year Treasuries). Fifth Third utilized these to develop rate forecasts for other term points. Regression-based and business analytics models are used in developing balance sheet projections. These rate forecasts and balance sheet projections are modeled using an industry-standard software capability to produce net interest income results for each balance sheet category over the planning horizon.

Provision for loan and lease losses: In developing allowance for loan and lease loss projections under the severely adverse stress scenario, Fifth Third utilizes information generated by its statistically-based loss and nonperforming loan models as part of its allowance for loan loss estimation methodology, ensuring that its allowance methodology is reflective of the severity of the economic scenario. As required by the CCAR instructions, Fifth Third ensures that its projected allowance in each scenario is more than adequate to absorb quarterly projected losses throughout each scenario horizon, in addition to projected losses over the succeeding year. The net charge-off methodology is described above in the “Losses” section.

Income taxes: Fifth Third follows guidance under U.S. Generally Accepted Accounting Principles (GAAP) to estimate the impact of income taxes on its estimated earnings during the planning horizon. Fifth Third’s estimated effective tax rate differs from the U.S. federal statutory tax rate principally due to projected tax credits generated from affordable housing investments, projected state income tax and projected income earned on investments that are not subject to taxation. The cumulative estimated income tax benefit over the planning horizon under the supervisory severely adverse scenario was approximately $0.4 billion, or approximately 35 basis points of risk-weighted assets.

In addition, Fifth Third follows guidance under regulatory capital rules to estimate the impact of income taxes on its estimated regulatory capital during the planning horizon. Under regulatory capital rules, all or a portion of deferred tax assets that are dependent upon future taxable income may not qualify for inclusion in the computation of regulatory capital. All of Fifth Third’s estimated deferred tax assets during the planning horizon are expected to qualify for inclusion in the computation of the Bancorp’s regulatory capital, as these estimated deferred tax assets are expected to be realized through net operating loss and tax credit carry backs and through the future reversal of estimated deferred tax liabilities.

Changes in capital position over the planning horizon: Changes to Fifth Third’s capital position and capital ratios are calculated by analyzing the impact to capital of projected earnings, changes in asset balances, and the prescribed capital actions. Risk-weighted asset projections are based on applicable risk weightings pertaining to each type of asset category and projected balance sheet changes. As part of its capital adequacy evaluation under stress, Fifth Third ensures that its capital ratios in the supervisory severely adverse scenario exceed the supervisory minimums at all times, as required, including a Tier 1 common ratio of 5 percent.

Stress Test Results under Supervisory Severely Adverse Scenario

Bancorp:

The following data are the stress test results submitted by Fifth Third in its 2013 stress test submission for the supervisory severely adverse scenario, using the DFAST prescribed assumed capital actions. These results represent estimates of Fifth Third’s results from 4Q12 through 4Q14 under this hypothetical scenario, although this scenario is considered highly unlikely to occur. As such, these estimates do not represent forecasts of expected results. The economic assumptions used to arrive at these results were provided by the FRB and involve an economic outcome that is more adverse than expected.

Projected Net Revenue, Net income before Taxes, and Loan Losses by Type:

Projected Losses, Revenue, and Net Income Before Taxes under the

Supervisory Severely Adverse Scenario - DFAST

($ in billions)	Cumulative results 4Q12 through 4Q14	Percent of average assets[1]
Pre-provision net revenue[2]	$3.93	3.3%
Other revenue[3]	($0.00)

Provision for loan and lease losses	($3.96)
Realized gains/(losses) on securities	($0.01)
Trading and counterparty losses[4]	$0.00
Other losses/gains[5]	$0.00

Net income (loss) before taxes*	($0.05)	(0.0%)

[1]	Average assets is the nine-quarter average of total assets.
[2]	Pre-provision net revenue includes losses from operational risk events, mortgage put-back expenses, and OREO costs.
[3]	Other revenue includes one-time income and (expense) items not included in pre-provision net revenue.
[4]	Trading and counterparty includes mark-to-market losses, changes in credit valuation adjustments (CVA) and incremental default losses.
[5]	Other losses/gains includes projected change in fair value of loans held for sale and loans held for investment measured under the fair-value option, and goodwill impairment losses.
*	Note that estimated cumulative results (4Q12 through 4Q14) of after-tax net income were positive primarily due to tax credits expected to be generated during the period that we would expect to be realized. See page 4 for more information.

Projected Loan Losses by Type of Loans under the Supervisory Severely

Adverse Scenario - DFAST

($ in billions)	Cumulative results 4Q12 through 4Q14	Portfolio Loss Rates[2]
Total loan losses[1]	$3.66	4.4%
By subportfolio:
First-Lien Mortgages, Domestic	0.41	3.3%
Junior Liens and HELOCs, Domestic	0.42	4.8%
Commercial and Industrial	1.02	3.4%
Commercial Real Estate	0.95	9.5%
Credit Cards	0.25	13.9%
Other Consumer	0.27	2.2%
Other Loans	0.34	4.2%

[1]	Commercial and industrial loans include small and medium enterprise loans and corporate cards. Other loans include international real estate loans.
[2]	Loan losses as a percent of average portfolio balances (excluding loans held for sale)

Pro forma Regulatory Capital Ratios:

In the supervisory severely adverse scenario required by the Dodd-Frank Act stress testing (DFAST) rules, certain assumptions were required to be used in developing capital actions and capital distributions. These assumed capital actions were determined by the FRB and communicated to the participating CCAR institutions to be used for DFAST purposes. As a result, the prescribed capital actions or distributions prescribed by the FRB do not represent the actual capital actions that Fifth Third included in its 2013 CCAR submission. Instead, as required by the Dodd-Frank Act stress testing rule, BHCs were required to calculate its pro forma capital ratios using the following assumptions regarding its capital actions over the planning horizon:

•	For the first quarter of the planning horizon, the BHC must take into account its actual capital actions taken throughout the quarter.

•

For the second through ninth quarters of the planning horizon, the bank holding company must include the following in its capital projections: common stock dividends equal to the quarterly average dollar amount of common stock dividends paid in the previous year, payments on any other instrument eligible for inclusion in the numerator of the regulatory capital ratio, and an assumption of no redemption or repurchase of any capital instrument eligible for inclusion in the numerator of the regulatory capital ratio (i.e. no share repurchases may be assumed).

The above assumptions were applied to estimates of the company-run supervisory severely adverse scenario results (as outlined above), resulting in the following capital ratios:

Bancorp Capital Ratios under the Supervisory Severely Adverse Scenario - DFAST

		Stressed Capital Ratios
	Actual 3Q12	4Q14	Minimum through 4Q14[1]
Tier 1 Common Ratio	9.7%	9.1%	9.1%
Tier 1 Capital Ratio	10.8%	9.9%	9.9%
Total Risk-based Capital Ratio	14.8%	13.0%	13.0%
Tier 1 Leverage Ratio	10.1%	9.3%	9.3%

[1]	Lowest quarterly ratios from 4Q12 to 4Q14 in the supervisory severely adverse scenario.

The following provides a discussion of changes in the Bancorp’s regulatory capital ratios over the planning horizon under the supervisory severely adverse scenario:

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Tier 1 common (down 0.6% through 4Q14) – The change in the tier 1 common ratio was caused by the negative impact resulting from the prescribed capital actions as described on page 6 (i.e. actual share repurchases and dividend payments in 4Q12, assumed payment of prescribed common and preferred dividends during the period 1Q13-4Q14), increased estimated risk-weighted assets (primarily due to a modest increase in commercial loans that more than offset a reduction in consumer loans and off-balance sheet assets), partially offset by the benefit of estimated cumulative after-tax net income.

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Tier 1 capital (down 0.9% through 4Q14) – The change in the tier 1 capital ratio was caused by the negative impact resulting from the prescribed capital actions as noted above, the phase-out of trust preferred securities as well as the negative impact from increased estimated risk-weighted assets (primarily due to a modest increase in commercial loans that more than offset a reduction in consumer loans and off-balance sheet assets), partially offset by the benefit of estimated cumulative after-tax net income.

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Total risk-based capital (down 1.8% through 4Q14) - The change in the total risk-based capital ratio was caused by the negative impact resulting from the prescribed capital actions as noted above, the maturity of tier 2-qualifying subordinated debt as well as the negative impact from increased estimated risk-weighted assets (primarily due to a modest increase in commercial loans that more than offset a reduction in consumer loans and off-balance sheet assets), partially offset by the benefit of estimated cumulative after-tax net income.

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Tier 1 leverage (down 0.8% through 4Q14) – The change in the tier 1 leverage ratio was caused by the negative impact resulting from the prescribed capital actions as noted above, the phase-out of trust preferred securities, partially offset by the benefit of a slight decrease in estimated quarterly average assets from the beginning to the end of the planning horizon and the benefit of estimated cumulative after-tax net income.

Bank:

Fifth Third Bank is an indirect, wholly-owned subsidiary of Fifth Third Bancorp and the only insured depository institution owned by the Bancorp. The Bank and its consolidated subsidiaries hold approximately 98 percent of the Bancorp’s total assets and contain all of the Bancorp’s core businesses. As a result, the changes in regulatory capital ratios for the Bancorp and the Bank are driven by substantially similar causes. The following table represents the Bank’s capital ratios under the supervisory severely adverse scenario:

Bank Capital Ratios under the Supervisory Severely Adverse Scenario

		Stressed Capital Ratios
	Actual 3Q12	4Q14	Minimum through 4Q14[1]
Tier 1 Capital Ratio	12.3%	11.3%	11.2%
Total Risk-based Capital Ratio	13.8%	12.7%	12.6%
Tier 1 Leverage Ratio	11.4%	10.6%	10.5%

[1]	Lowest quarterly ratios from 4Q12 to 4Q14 in the supervisory severely adverse scenario.

Bank capital actions in this scenario were estimated by considering changes in Bank earnings, changes in asset balances, and distributions of dividends from the Bank to the Bancorp. The Bank’s capital actions included a $1.2 billion dividend from the Bank to the Bancorp in the fourth quarter of 2012, and also were assumed to include dividends from the Bank to the Bancorp when net income was positive during the planning horizon (and no dividends when there were net losses).

The following provides a discussion of changes in the Bank’s regulatory capital ratios over the planning horizon:

•

Tier 1 capital / Tier 1 common (down 1.0% through 4Q14) – The tier 1 capital ratio and tier 1 common ratio are the same at the Bank level (i.e., there are no non-common tier 1 instruments at the Bank). The change in the tier 1 capital ratio was caused by the negative impact from increased risk-weighted assets (primarily due to a modest increase in commercial loans that more than offset a reduction in consumer loans and off-balance sheet assets), as well as the negative impact of the fourth quarter 2012 dividend to the Bancorp and the impact of periods with estimated net losses.

•

Total risk-based capital (down 1.1% through 4Q14) - The change in the total risk-based capital ratio was caused by the negative impact from increased risk-weighted assets (primarily due to a modest increase in commercial loans that more than offset a reduction in consumer loans and off-balance sheet assets), as well as the negative impact of the fourth quarter 2012 dividend to the Bancorp and the impact of periods with estimated net losses.

•

Tier 1 leverage (down 0.8% through 4Q14) – The change in the tier 1 leverage ratio was caused by the negative impact of the fourth quarter 2012 dividend to the Bancorp and the impact of periods with estimated net losses, partially offset by the benefit of a slight decrease in estimated quarterly average assets from the beginning to the end of the planning horizon.

Forward-Looking Statements

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from the separation of or the results of operations of Vantiv, LLC from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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